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                                                                   EXHIBIT 16.1

                             [ERNST & YOUNG LOGO]

May 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4. (a) of Amendment No. 1 Form 8-K dated May 6, 2002, of AER Energy Resources, Inc. and are in agreement with the statements contained in the 2nd and 3rd paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                    /s/ Ernst & Young LLP